Exhibit 99.1

Goldman Sachs Communacopia XVII Conference September 18, 2008

Safe Harbor Statement Certain statements contained in this presentation regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors described in RHD's publicly available reports filed with the SEC, which contain a discussion of various factors that may affect RHD's business or financial results. Such risks and other factors, which in some instances are beyond RHD's control, include: our ability to generate sufficient cash to service our significant debt levels; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt agreements, and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance our debt on reasonable terms and conditions as might be necessary from time to time; increasing LIBOR rates; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company's and the Company's subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. RHD is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this document by wire services or Internet service providers. This presentation is being furnished to the SEC through a Form 8-K. The Company's next 10-Q report to be filed with the SEC may contain updates to the information included in this presentation. No reference, verbal or written, to the guidance issued July 30, 2008 within the context of this presentation should be construed as an update, revision, confirmation or clarification of the Company's future financial performance. In addition, we will reference numerous non-GAAP financial measures in this presentation. Please see the appendix for a reconciliation of all non-GAAP measures to the most comparable GAAP measures.

R.H. Donnelley - A Leader In Local Search Print IYP Mobile Online B-2-B DexNet Strong foundation Digital growth opportunity Unique DNA Exceptional cash flow

Advertising Solutions For Small Business Differentiated, targeted and measurable

20,000 6,000 13,000 39,000 Number of Active Buyers That Utilize Various Media PRINT IYP ONLINE SEARCH Source: TNS Media Impact Study, Claritas, 2007 Triple Play Extends Advertisers' Reach ~55,000 people in Chicago spend ~$83 million on movers and full service storage

Triple Play Delivers Superior Value Annual Revenue Radio 8 Television 11 Direct Marketing 12 Magazines 20 Newspapers 26 Yellow Pages 52 IYP 55 Online 63 Median sales ROI (all ad types) by medium Source: CRM Associates, 2007 Triple Play

Strong Conversion To Customers Source: 2007 KN/SRI Industry Usage Study and comScore % of searches resulting in a business contact Derived from 87% (percent of print Yellow Pages users that make a purchase or intend to make a purchase) divided by 1.5 (estimated average number of references per user) Derived from 70% (percent of Internet Yellow Pages users that make a purchase or intend to make a purchase) divided by 3.5 (estimated average number of references per user) Includes purchasing, submitting a form, downloading content, calling a phone number, or making an extended site visit Annual Searches X Conversion Rate(1) = in billions; based on industry data Potential Customers Generated (4) (2) (3) in billions; based on industry data based on industry data 113 Online Search Print YP Internet YP

% of active market using media - 2007 Radio 0.036 Magazines 0.054 TV 0.072 Direct Mail 0.124 Newspapers 0.132 Online 0.127 PYP & IYP 0.207 Median percent of media usage among consumers involved in a purchase decision Source: TNS, 2007 Triple Play Consumers Continue To Use Yellow Pages

2007 - 2012 Newspapers -0.026 Radio -0.014 Yellow Pages -0.004 Magazines -0.003 TV -0.002 Internet 0.008 Estimated compound annual growth rate of average time spent with consumer media per user per year from 2007 to 2012F Source: VSS 2008 Communications Industry Forecast, 2008 Time Spent With Yellow Pages Expected To Remain Stable

Our Fundamental Advantages Advertisers Choose Dex Because Our Solutions . . . are affordable are precisely targeted deliver measurable results deliver a large volume of ready-to-buy leads are convenient Consumers Choose Dex Because Our Solutions . . . are comprehensive and authoritative are accurate and up-to-date provide relevant search results are convenient Uniquely positioned to provide differentiated solutions

Sales Force - A Competitive Advantage Strong advertiser relationships Strong business & market knowledge Access to decision markers Offer simple & effective solutions Gather accurate & comprehensive content Advertising needs to be sold consumers small business owners RHD marketing consultants

Financial Highlights

Exceptional Cash Flow

$ millions

	1H07	1H08	2008 Guidance(1)
Revenue	$1,328	$1,338	$2,600
Adj. EBITDA(2)	$729	$723	$1,375
Adj. EBITDA margin(2)	*55%*	*54%*	*53%*
Adj. free cash flow(3)	$277	$251	$500

Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers

1) Net revenue is expected to be at least $2.6 billion. Figures listed for adjusted EBITDA and adjusted free cash flow are midpoints of their respective ranges. This should not be interpreted to suggest that any such midpoint is more likely than any other amount within the specified range
2) Before restructuring charges, SFAS No. 123 R non-cash compensation expense, and restricted stock unit expense related to the Business.com acquisition
3) Before restructuring costs and restricted stock unit costs related to the Business.com acquisition

Resilient financial performance

12

RHDonnelley

Federal net operating loss carryforward as of 12/31/07. Includes the value of the deduction related to stock awards Utilizing a 35% tax rate for NOLs and 40% effective tax rate Assumes weighted average diluted shares outstanding of 70 million per current 2008 guidance Valuable Tax Benefits Acquisitions resulted in tax basis "step-up" of approximately $10 billion Ability to offset $650 million of pre tax income per year through 2017 Federal net operating loss carryforward of approximately $750 million(1) No significant cash tax payments expected for more than 5 years Discount rate 6% 8% NPV ($ billions) $2.0 $1.8 Implied value per share(3) $29 $26 Estimated Net Present Value of Cash Tax Benefits(2)

Debt Maturity Profile $ millions; as of June 30, 2008 2H08 2009 2010 2011 2012 2013 2014 2015 2016 2017 Current 25.91449639 114.4539928 1411.101417 677.4408237 212.875 3440 1283.875 412.871 1058.839 1235.26 No significant debt amortization until 2010

Cumulative Debt Repayment Debt Repayment Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2003 0.648 0.992 2004 1.336 1.598 2005 1.859 2.19 2006 2.521 2.884 2007 3.246 1H08 3.454 $ billions Note: figures represent RHD's and Dex's combined cumulative debt repayment Applying free cash flow to de-levering

Appendix

GAAP Reconciliations - 1H08 & 1H07 Unaudited; $ millions

GAAP Reconciliations - 1H08 & 1H07 (cont'd) Unaudited; $ millions

GAAP Reconciliation - 2008 Outlook Unaudited; $ millions For purposes of reconciling non-GAAP measures used in our full year 2008 outlook to their most comparable GAAP measures, we have utilized the midpoint of the range of those respective measures. This should not be interpreted to suggest that any such midpoint is more likely than any other amount within the specified range.

GAAP Reconciliation - 2008 Outlook (cont'd) Unaudited; $ millions For purposes of reconciling non-GAAP measures used in our full year 2008 outlook to their most comparable GAAP measures, we have utilized the midpoint of the range of those respective measures. This should not be interpreted to suggest that any such midpoint is more likely than any other amount within the specified range.

Notes To Reconciliations Unaudited EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. We performed impairment tests as of March 31, 2008 of our goodwill and definite lived intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142") and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), respectively. The first step involved comparing the fair value of the Company with the carrying amount of our assets and liabilities, including goodwill. The fair value of the Company was determined using a market based approach, which reflects the market value of our debt and equity securities as of March 31, 2008. As a result of our testing, we determined that the Company's fair value was less than the carrying amount of our assets and liabilities, requiring us to proceed with the second step. In the second step of the testing process, the impairment loss is determined by comparing the implied fair value of our goodwill to the recorded amount of goodwill. The implied fair value of goodwill is derived from a discounted cash flow analysis for the Company using a discount rate that results in the present value of assets and liabilities equal to the current fair value of the Company's debt and equity securities. Based upon this analysis, we recognized a non-cash impairment charge of $2.5 billion during the three months ended March 31, 2008. Since the trading value of our equity securities further declined in the second quarter of 2008, we performed additional impairment tests of our goodwill and other long-lived assets. As a result of these tests, we recognized a non-cash goodwill impairment charge of $660.2 million during the three months ended June 30, 2008. Subsequent to this impairment charge, we have no recorded goodwill at June 30, 2008. On June 25, 2008, RHD completed an exchange of its senior notes and senior discount notes for new senior notes ("debt exchanges"). Please refer to our Current Report on Form 8-K filed on June 25, 2008 for additional information. The debt exchanges have been accounted for as an extinguishment of debt, resulting in a gain of approximately $161.3 million, representing the difference between the accreted value or par value, as applicable, of the former senior notes and senior discount notes and the new senior notes of $172.8 million, offset by the write-off of unamortized deferred financing costs of $11.5 million associated with the former senior notes and senior discount notes.

Notes To Reconciliations (cont'd) Unaudited 4) Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory's life, which is typically 12 months. Revenue with respect to Internet-based services that are not bundled with print advertising, such as SEM and SEO services, is recognized as delivered or fulfilled. Certain prior period amounts included in the unaudited condensed consolidated statement of operations have been reclassified to conform to the current period's presentation. Beginning in the fourth quarter of 2007, we began classifying adjustments for customer claims to sales allowance, which is deducted from gross revenue to determine net revenue. In prior periods, adjustments for customer claims were included in bad debt expense. Accordingly, we have reclassified adjustments for customer claims and bad debt expense for the three and six months ended June 30, 2007 by $0.4 million and $(1.1) million, respectively, to conform to the current period's presentation. These reclassifications had no impact on operating income or net income for the three and six months ended June 30, 2007.